Yelp Acquires Leading Online Food Ordering Service Eat24

Addition of Eat24 Strengthens Consumer Experience and Transaction Business

SAN FRANCISCO, February 10, 2015 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced it has acquired Eat24, a leading web and app-based online food ordering service. With this acquisition, Yelp will drive daily engagement in the key restaurant vertical and plans to expand Eat24’s offering to the one million U.S. restaurants listed on its platform.

Based in San Bruno, California, Eat24 was founded in 2008 to expand online food ordering while providing an improved customer experience. Eat24 provides approximately 20,000 restaurants in over 1,500 cities nationwide with the ability to offer online delivery and takeout services. Its intuitive site and app design and unrelenting focus on the consumer experience, including 24/7 live chat, email and phone support, make ordering easy.

"As more food ordering transactions move online, further integrating Eat24 will enhance our user experience with an easy-to-use product and service that allows our large consumer audience to transact directly with businesses," said Jeremy Stoppelman, Yelp co-founder and chief executive officer. "Eat24 has developed a great solution and unique service that has already added great value to the Yelp Platform. With this acquisition, we gain more tools and expertise to help engage our users from discovery through transaction in a key vertical for Yelp.”

"We're excited to join the Yelp team to deliver an even better consumer experience inside this top destination for finding local businesses," said Nadav Sharon, Eat24's co-founder and chief executive officer. "Yelp has an impressive ability to connect its users directly with businesses. This is an incredible opportunity to further connect with Yelp’s highly engaged users and to expand our reach to even more local businesses on its platform.”

Acquisition Details

The transaction is valued at approximately $134 million, consisting of approximately 1.4 million shares of Yelp Class A common stock and $75 million cash, less certain transaction expenses and subject to customary working capital adjustments. The transaction, which was approved by the boards of directors of both companies, closed on February 9, 2015 and the purchase price will be recorded in Yelp's first quarter 2015 financial statements.

Business Outlook

Yelp is making the following adjustments to its previous outlook for the first quarter and full year of 2015:

For the first quarter 2015, Yelp is increasing its revenue outlook and expects net revenue to be in the range of $118.5 million to $120.5 million. Adjusted EBITDA is still expected to be in the range of $19 million to $21 million.

For the full year 2015, Yelp is increasing its revenue outlook and expects net revenue to be in the range of $574 million to $579 million. Yelp is also increasing its Adjusted EBITDA outlook, which is now expected to be in the range of $102 million to $105 million for the full year 2015.

For the first quarter 2015, Yelp expects its weighted average fully diluted share count to be approximately 79 million shares. For the full year 2015, Yelp expects its weighted average fully diluted share count to be approximately 80 million shares.

For the first quarter 2015, Yelp expects to record an increase in amortization of intangibles and an increase in stock based compensation. Yelp will update full year 2015 stock-based compensation and amortization outlook when it reports first quarter 2015 financial results.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken hold in major metros across 29 countries. Yelp had a monthly average of approximately 135 million unique visitors in the fourth quarter of 2014.* By the end of the same quarter, Yelpers had written approximately 71 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Approximately 72 million unique visitors visited Yelp via their mobile device on a monthly average basis during the fourth quarter of 2014.**

* Source: "Users" as measured by Google Analytics
** Average monthly mobile unique visitors based on the number of unique visitors accessing Yelp via mobile web and unique devices accessing the app on a monthly average basis over a given three-month period.

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measure." Adjusted EBITDA has been included in this press release because it is a key measure used by Yelp's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP").

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of Yelp's results as reported under GAAP. Some of these limitations are:

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp's working capital needs;
●	adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Eat24;
●	and other companies, including those in Yelp's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and Yelp's other GAAP results. Additionally, Yelp has not reconciled its adjusted EBITDA outlook for the first quarter and full year 2015 to its net income (loss) outlook because it does not provide an outlook for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of Yelp's control and cannot be reasonably predicted, Yelp is unable to provide such an outlook. Accordingly, reconciliation to net income (loss) outlook for the first quarter and full year 2015 is not available without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the anticipated benefits of Yelp’s acquisition of Eat24, the timing and impact of the acquisition of Eat24 on Yelp’s financial statements, the expected financial results for the first quarter and full year 2015, Yelp’s strategy, plans, objectives, expectations (financial or otherwise) and intentions with respect to Eat24, including with respect to offering Eat24 products to Yelp-listed businesses, the future performance of Yelp and its consolidated subsidiaries, the timing of Yelp’s announcement of stock-based compensation and amortization outlook, its ability to drive daily engagement in the restaurant vertical and expand Eat24’s offering to the restaurants listed on its platform and other statements that are not historical facts. These forward-looking statements are based on Yelp’s current expectations, forecasts and assumptions, and inherently involve significant risks and uncertainties. Actual results and timing of events could differ materially from those predicted or implied in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with the acquisition, such as the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time consuming or costly than expected; risks related to future opportunities and plans for the combined company, including whether Eat24’s customers will continue to use the service following the acquisition, whether Yelp will be able to leverage its large distribution network to increase the customers using the service and whether the acquisition will drive engagement on Yelp; risks related to the potential disruption of both businesses in connection with the transaction; and the competitive and regulatory environment while Yelp continues to expand and introduce new products as new laws and regulations related to Internet companies come into effect. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect Yelp’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Quarterly Report on Form 10-Q at www.yelp-ir.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to Yelp on the date hereof. Yelp assumes no obligation to update such statements.

Investor Relations Contact Information

Yelp Investor Relations
Wendy Lim
(415) 568-3240
ir@yelp.com

SOURCE Yelp Inc.